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Exhibit 99.2

HUDBAY MINING AND SMELTING INC.

and

152640 CANADA INC.

HUDSON BAY MINING AND SMELTING CO., LIMITED

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED

                                                 as Guarantors

and

THE BANK OF NEW YORK

                                                 as Trustee

and

BNY TRUST COMPANY OF CANADA

                                                 as Collateral Agent

CANADIAN COLLATERAL AGENCY AGREEMENT

Dated as of December 21, 2004

CANADIAN COLLATERAL AGENCY AGREEMENT

        CANADIAN COLLATERAL AGENCY AGREEMENT (the "Agreement") dated as of December 2 1,2004, among HUDBAY MINING AND SMELTING INC. (the "Company"), 152640 CANADA INC., HUDSON BAY MINING AND SMELTING CO., LIMITED and HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED (collectively, the "Guarantors"), THE BANK OF NEW YORK, as trustee (the "Trustee") under the Indenture (as defined below) and BNY TRUST COMPANY OF CANADA, as collateral agent (the "Collateral Agent"). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Indenture (as defined below).

R E C I T A L S:

A.    The Company is issuing secured notes in an aggregate principal amount of US$175,000,000 pursuant to the terms of an indenture, dated as of December 2 1,2004, among the Company, the Guarantors and the Trustee, as trustee, as such may be amended or supplemented from time to time in accordance with the provisions thereof (the "Indenture");

B.    To secure the payment of the Company's obligations under the Notes and the performance and observance of all of the Company's obligations under the terms of the Indenture and the Notes, each of the Company and the Guarantors has executed certain Security Documents with respect to the Note Collateral owned by it and has taken such action as is necessary to grant to the Collateral Agent a valid, fully perfected security interest in each item of the Note Collateral for the benefit of the Trustee and the Holders of the Notes (collectively, as applicable, the "Secured Parties") in accordance with and subject to the terms of the Indenture; and

C.    The Company desires the Trustee to appoint the Collateral Agent to hold and administer the Note Collateral on behalf of the Secured Parties as provided herein, in the Indenture and in the Security Documents.

A G R E E M E N T:

        NOW, THEREFORE in consideration of the mutual covenants and premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto and in order to induce the purchasers of the Notes to purchase the Notes, the parties hereto agree as follows;

1.
Appointment

        The Trustee hereby designates and appoints the Collateral Agent as collateral agent to act as specified herein and in the Security Documents. The Trustee hereby irrevocably authorizes the Collateral Agent to take such action on behalf of the Trustee under the provisions of this Agreement, the Security Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically authorized by the Trustee. The Collateral Agent may execute any of its duties under this Agreement or any other Security Documents by or through its agents, nominees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys in-fact selected by it with reasonable care. The Collateral Agent is an independent contractor and shall have no authority to act for or represent the Trustee except as expressly set forth herein. The Collateral Agent shall hold or be deemed to hold any Note Collateral to which it comes into possession in trust for the Trustee on behalf of the Holders of the Notes.

2.
Nature of Duties

        The Collateral Agent shall have no duties or responsibilities with respect to the Note Collateral except those expressly set forth herein or in the Security Documents to which it is a party. None of the Collateral Agent nor any of its officers, directors, employees, agents, nominees or attorneys-in-fact shall be liable for any action taken or omitted to be taken by it hereunder or under the Security Documents or in connection herewith or therewith, unless caused by its or their gross negligence, bad faith or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have, by reason of this Agreement or the Security Documents or otherwise, a fiduciary relationship in respect of any other Secured Party; and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Security Document or otherwise exist against the Collateral Agent, and nothing in this Agreement or any Security Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any Security Document except as expressly set forth herein or therein. Notwithstanding anything contained herein or in the Security Documents, the Collateral Agent shall have no responsibility for (i) the validity or value of any of the Note Collateral or any of the instruments constituting any of the Note Collateral, or (ii) the value of or title to any of the Note Collateral or of any property subject to any instrument constituting part of the Note Collateral, or (iii) the insurance of any such Note Collateral or property, or (iv) the value of any Security Document or for any failure of the Company to perform its obligations under this Agreement or any Security Document. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any Security Document, or to inspect the properties, books or records of the Company. Without limitation of anything contained in this Agreement, in carrying out its obligations and duties hereunder and under the Security Documents, the Collateral Agent shall be entitled to all of the same rights, indemnities, exculpation and immunities, and shall be subject to the same exceptions and qualifications thereto, as would apply to the Trustee under the Indenture, in its capacity as Trustee and such rights, indemnities, exculpations and immunities shall inure to the benefit of the Collateral Agent and are hereby incorporated by reference herein. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be responsible for any loss or diminution in value of any Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

        Both before and after an Event of Default, the Trustee shall have no duty to supervise or monitor the Collateral Agent or its performance, and the Trustee shall not be liable for any act or omission of the Collateral Agent.

3.
Approval

        In performance of its duties hereunder, the Collateral Agent shall take any actions or refrain from taking any actions in connection with any Security Document as are specified herein or in such Security Document and as instructed by the Trustee, and the Collateral Agent shall have no duty to verify or inquire beyond the content of the same and shall not incur liability to any person by reason of such action or failure to act unless such shall be contrary to the instructions or the directions of the Trustee and unless such action or failure to act was the result of the gross negligence, bad faith or willful misconduct of the Collateral Agent. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Security Documents in accordance with such requests or instructions of the Trustee, and the Company shall fully indemnify and save harmless the Collateral Agent in connection with any claim by such a Secured Party.

4.
Action of Collateral Agent

        The Collateral Agent shall only act at the request of and upon receipt of written instructions from the Trustee and take such action as shall be specified in such written instructions (subject to Section 5 and subject to its right to indemnification under Section 7 hereof by the Company).

5.
Responsibilities of Collateral Agent

        The Collateral Agent may consult with, and obtain advice from, reputable legal counsel with respect to any question, as to any of the provisions hereof or of the Security Documents or its duties hereunder or under the Security Documents, or any matter of law relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Collateral Agent reasonably and in good faith in accordance with the opinion and directions of such counsel; the reasonable costs of such services to be reimbursed by the Company or by the Trustee if the Trustee has received reimbursement pursuant to Section 7.07 of the Indenture. No provision of this Agreement or the Security Documents and no request of the Trustee shall require the Collateral Agent to expend or risk its own funds, or to take any legal or other action under this Agreement which might in its reasonable judgment involve any expense or any financial or other liability unless the Collateral Agent shall be furnished with indemnification reasonably acceptable to it, including the advance of funds sufficient in the judgment of the Collateral Agent to satisfy such liability, costs and expenses. The permissive right of the Collateral Agent to take any action under this Section 5 shall not be construed as a duty.

6.
Reliance

        The Collateral Agent shall be entitled to rely, shall have no duty to verify or inquire beyond the content of, and shall be fully protected in relying upon (whether original or facsimile), any note, writing, resolution, notice, consent, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document signed, sent or made by anyone purportedly acting on behalf of a Person not only as to its due execution and validity, but also as to the truth and accuracy of the matters contained therein unless the Collateral Agent is aware of facts or circumstances that contradict or dispute such.

7.
Indemnification

        The Company and the Guarantors, jointly and severally, will reimburse, indemnify and hold harmless the Collateral Agent and its officers, directors, employees and agents (the "Indemnified Parties") for and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any fund or nature whatsoever (including, without limitation, reasonable fees and expenses of legal counsel) (collectively, "Claims") which may at any time (including following the payment of all obligations under the Indenture) be imposed on, incurred by or asserted against the Indemnified Parties in connection with the Collateral Agent performing its duties or exercising its rights or remedies hereunder or under the Security Documents, provided that neither the Company nor the Guarantors shall be liable to an Indemnified Party for any portion of the Collateral Agent's Claims to the extent but only to the extent that such Claims may be attributable to such Indemnified Party's gross negligence, bad faith or willful misconduct. The Collateral Agent shall notify the Company promptly of any Claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the Claim and the Collateral Agent shall cooperate in the defense. The Collateral Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither Company nor any Guarantor need pay for any settlement without its consent which consent shall not be unreasonably withheld.

8.
The Collateral Agent in Its Individual Capacityt

        The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Affiliate or Subsidiary of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with the Security Documents and otherwise without having to account for the same to the other Secured Parties.

9.
Resignation by and Removal of the Collateral Agent

          (a)   The Collateral Agent may resign from the performance of all its functions and duties under this Agreement at any time by giving 30 days' prior written notice to each of the Company and the Trustee. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trustee, but in no case more than 30 days following such notice. Upon receipt of such notice the Trustee shall use its reasonable best efforts to appoint a successor Collateral Agent as soon as practicable. If no successor Collateral Agent shall have been appointed by the Trustee as required in this Section 9 with 30 days after the retiring Collateral Agent's giving of notice, then the retiring Collateral Agent may apply to a court of competent jurisdiction to designate a successor Collateral Agent, the expenses of such action to be reimbursed by the Company.

          (b)   The Trustee may remove the Collateral Agent at any time upon twenty (20) days written notice to the Collateral Agent. Such removal shall take effect upon the appointment of a successor Collateral Agent by the Trustee. Such removal shall not affect the Collateral Agent's rights with respect to the payment by the Company of all fees and expenses of the Collateral Agent under this Agreement or any other agreement between the parties, including fees and expenses of legal counsel. The Company shall have no right or power to remove or seek the removal of the Collateral Agent or to contest the validity of the Collateral Agent's or any successor's appointment hereunder.

          (c)   If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Collateral Agent.

          (d)   Upon acceptance of appointment as Collateral Agent by a successor Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers, privileges, immunities, indemnities and duties of the retiring Collateral Agent hereunder, at which point the retiring Collateral Agent shall be discharged from its duties and obligations hereunder other than any such obligations that shall have arisen as a result of such former Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction and authority, as to whch such former Collateral Agent shall remain solely liable and accountable.

          (e)   Upon the performance or payment in full of all outstanding obligations of the Company under the Notes, the Indenture and the Security Documents, the Collateral Agent shall, upon written notice from the Trustee and none other, be released of all of its obligations hereunder subject to Section 14 hereof, except such obligations as shall have arisen from the gross negligence, bad faith or willful misconduct of the Collateral Agent, as to which the Collateral Agent shall remain solely liable and accountable.

10.
Further Assurances

        The Company and the Collateral Agent shall promptly and diligently take all such further actions and execute such further documents necessary or advisable in the reasonable judgment of the Trustee to carry out the express and implied purposes of this Agreement and the Security Documents and to enforce, preserve and protect the Secured Parties' rights to and interest in the Note Collateral hereunder and under the Security Documents. The Collateral Agent shall not be required to execute any documents which would adversely affect its powers, privileges, rights, immunities, indemnities or duties.

11.
Amendments

        This Agreement may be amended only with the prior written consent of the Collateral Agent, the Company, the Guarantors and the Trustee, which consent shall not be unreasonably withheld.

12.
Remedies; Waiver

          (a)   No remedy herein conferred upon or reserved to the Collateral Agent, the Trustee or the other Secured Parties is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Indenture or the Security Documents, or any other agreement entered into pursuant hereto or thereto, or now or hereafter existing at law, in equity or by statute.

          (b)   No delay or omission to exercise any right or power accruing upon the occurrence of any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

          (c)   No failure or delay on the part of the Collateral Agent or the Trustee in exercising any right, power or remedy hereunder, under this Agreement or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (d)   The Collateral Agent shall, upon receipt of written instructions from the Trustee, waive an existing Default or Event of Default. Such waiver shall not extend to any subsequent or other Default or Event of Default nor impair any right consequent thereto.

          (e)   In the event any term or provision contained in this Agreement shall be breached by the Company or the Collateral Agent and thereafter duly waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

13.
Survival

        The obligations of the Company to indemnify the Collateral Agent under this Agreement shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

14.
Successors and Assigns

        This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of the Collateral Agent, the Trustee and each of the other Secured Parties. Except pursuant to Section 9(c), the Collateral Agent shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Trustee, which consent shall not be unreasonably withheld. The Company shall not assign any of its obligations hereunder.

15.
Notices

        All communications under thrs Agreement shall be given as provided and in accordance with Section 12.02 of the Indenture. Notices to the Collateral Agent shall be addressed as follows:

  BNY Trust Company of Canada
  4 King Street West,
  Suite 1101,
  Toronto, Ontario MSK 1A9
  Fax No.: (416) 360-1711
  Attention: George A. Bragg
                   Vice President

16.
Entire Understanding; Counterparts

        This Agreement, along with the Indenture and the Security Documents, constitutes the entire agreement among the parties hereto with respect to the powers and duties of the Collateral Agent and supersedes all prior agreements and understandings, both written and oral, among the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.
Severability of Terms; Headings

        The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Agreement or the application thereof shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction and interpretation thereof.

18.
Costs

        The Company shall be responsible for and to promptly pay all fees due to the Collateral Agent set forth in a side letter and all reasonable legal fees and expenses, costs, expenses and collection fees of the Trustee and the Collateral Agent arising out of or in connection with the enforcement of the rights of the Collateral Agent, the Trustee or the Secured Parties under this Agreement, the Indenture and the Security Documents. To the extent the Indenture entitles the Trustee to a senior claim or preferred claim for any of the fees, costs, expenses and collection fees payable to or incurred by the Collateral Agent pursuant to this Agreement, the Trustee agrees to include such amounts in the claims it asserts pursuant to the terms of the Indenture and upon receipt thereof to pay such amounts to the Collateral Agent. The Collateral Agent agrees to provide to the Trustee, on a timely basis, details of the amounts it is owed in respect of the foregoing fees, costs and expenses. In the event that the Trustee receives any amounts pursuant to Section 7.07 of the Indenture as reimbursement for disbursements, expenses or advances (including fees and expenses of counsel) originally paid by the Collateral Agent, the Trustee shall receive such amounts in trust for the Collateral Agent and shall forthwith pay such amounts to the Collateral Agent; provided, however, that the Trustee shall otherwise have no obligation with respect to the payment of any such amounts to the Collateral Agent.

19.
GOVERNING LAW

        THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

20.
Trustee May Perform

        If the Collateral Agent shall refuse or be incapable of performing any right or remedy provided for herein or in the Security Documents, the Trustee may take such actions, or cause such actions to be taken, on behalf of the Collateral Agent as appropriate to protect the interests of the Trustee, the Collateral Agent and the other Secured Parties hereunder and thereunder and shall be entitled, in addition to the rights of the Collateral Agent, to all of the immunity, indemnity and reimbursement provisions hereof and thereof to which the Collateral Agent would be entitled, regardless of any prior act or omission by the Collateral Agent.

21.
Collateral Agent Generally

        Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

        The Collateral Agent shall not be responsible for, makes no representations with respect to and shall not have a duty to determine or pass upon the validity, binding effect, execution (other than its own) or sufficiency of this Agreement, the Security Documents or any agreement amendatory or supplemental hereto. In addition, the Collateral Agent shall not be responsible for, makes no representations with respect to and hereby specifically disclaims any liability for or with respect to the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority, enforceability, binding effect or sufficiency of the security interest created by the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise for the maintenance of the Collateral.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal as of the day and year first above written.

HUDBAY MINING AND SMELTING INC.
By:	/s/ Doug Scharf Name: Doug Scharf Title: Vice-President
152640 CANADA INC., as Guarantor
By:	/s/ Doug Scharf Name: Doug Scharf Title: Vice-President
HUDSON BAY MINING AND SMELTING CO., LTD., as Guarantor
By:	/s/ Doug Scharf Name: Doug Scharf Title: Vice-President
HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED, as Guarantor
By:	/s/ Doug Scharf Name: Doug Scharf Title: Vice-President
BNY TRUST COMPANY OF CANADA, as Collateral Agent
By:	/s/ George A. Bragg Name: George A. Bragg Title: Vice-President
By:	Name: Title:

THE BANK OF NEW YORK, as Trustee
By:	/s/ Michael Pitfick Name: Michael Pitfick Title: Assistant Vice President

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Exhibit 99.2
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CANADIAN COLLATERAL AGENCY AGREEMENT